UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

345 Crown Point Circle, Suite 600
 Grass Valley, California, United States 95945
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (530) 271-0679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As announced in the accompanying press release, on March 3, 2026 Rise Gold Corp. ("Rise Gold" or the "Company") entered into a strategic development partnership (the "Agreement") with Morgan Hughes Energy ("Morgan Hughes") to advance the Idaho-Maryland Mine ("I-M Mine") as a U.S.-based gold and critical-minerals project. Under the Agreement, Morgan Hughes will work alongside Rise Gold to advance development planning, support capital formation in connection with progressing the project toward operations and position the project within applicable domestic critical-minerals and industrial initiatives.

Morgan Hughes is a U.S.-based energy and minerals operating firm focused on advancing domestic and strategic mineral assets in coordination with evolving industrial policy and U.S. industrial and supply-chain priorities. The company integrates project development strategy, capital formation, and engagement with applicable federal industrial programs designed to strengthen U.S. resource security. Rise Gold has no relationship with Morgan Hughes other than under the Agreement.

Under the terms and conditions of the 18-month Agreement, Rise Gold will issue to Morgan Hughes 18 million warrants with a strike price of USD $0.40 and an expiration date of December 31, 2029. The warrants are structured to vest and become exercisable upon the achievement of defined project advancement milestones associated with positioning the I-M Mine for development and operation.

Nine million warrants will vest upon formal advancement of the project within applicable critical-minerals or industrial development frameworks. An additional 4.5 million warrants will vest upon the establishment of development support mechanisms necessary to advance the project toward construction readiness. The remaining 4.5 million warrants will vest upon the Company securing material development participation or capital commitments in connection with advancing the project toward operations during the term of the Agreement.

If material development participation or capital commitments are secured within 36 months of signing the Agreement, Rise Gold will pay Morgan Hughes a one-time development milestone payment of USD $1.5 million in recognition of its role as a strategic development partner advancing the project toward production.

Upon achievement of a qualifying development milestone, Rise Gold will appoint a representative of Morgan Hughes to its board of directors, subject to Morgan Hughes maintaining at least a 5% ownership interest in the Company.

If the Agreement expires without achievement of the defined milestones, Rise Gold shall pay Morgan Hughes a one-time project development reimbursement of USD $250,000, or, upon mutual agreement, issue 1,800,000 warrants exercisable for twelve months.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated March 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2026

RISE GOLD CORP.

/s/ David Watkinson
David Watkinson
President and CEO